Exhibit (a)(1)(xv)

Email #1 : US and Canadian Participants – No election made to-date

To participants in the Gerdau exchange offer,

This is a reminder that today is the last day to make an election to exchange all of your stock options and/or Stock Appreciation Rights (SARs) for Restricted Stock Units (active employees in the United States) or Restricted Stock (active employees in Canada).  The election and withdrawal period will expire at 4:00 p.m. Eastern Time.

As of the close of business on Monday, November 18 you have made no election.

If this is not what you intended please verify your election online by making sure that you have no unaccepted Restricted Stock Unit (RSUs) or Restricted Stock awards. In some cases employees have accepted related instructions, but did not accept or decline the new Restricted Stock Unit or Restricted Stock awards which confirms your election.

For additional support in making your election online, or to verify your election, please call Fidelity at either 800-544-9354 (employees residing in the United States) or 800-544-0275 (employees residing in Canada).  When you call, please verify that you are speaking to a phone representative in the Stock Plan Services group.

If an election to exchange is not made by 4:00 p.m. Eastern Time today then, by default, your awards will remain unchanged and will not be exchanged for RSUs or Restricted Stock awards.  All elections made by such time will be deemed final.

To accept or decline the offer, you may do one of the following:

•                  Log onto your Fidelity Account at www.netbenefits.fidelity.com, go to the Stock Plan section of the site and accept or decline the terms and conditions of the RSUs or Restricted Stock offered as part of the exchange.

or

•                  Complete and sign the relevant form attached and return by fax ((813)-319-4881 – Attn: Aneta Booth) or email (aneta.booth@gerdau.com).  Note that elections that are received after the deadline will not be accepted; as such, if you have not yet made your election as of today, we recommend that you do not submit your election form by mail.

Participants who Elect to Exchange:

If you have exercised SARs or stock options during the election period, the number of RSUs (US participants) or Restricted Stock awards (Canada participants) you receive will be adjusted accordingly and your post-exercise SARs and stock options will be cancelled.

Participants who Decline the Exchange Offer or make No Election:

If you either decline the exchange offer or do not make an election, all of your current SARs and stock options will remain unchanged.

Email #2: United States and Canadian Participants who have elected to exchange

To participants in the Gerdau exchange offer,

This is a confirmation that, as of the close of business on Monday, November 18, you have elected to exchange your current SARs and stock options for RSUs pursuant to the terms of the Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Restricted Stock Units (Active Employees in the United States), Restricted Stock (Active Employees in Canada) or ADSs (Retirees), as amended and supplemented.

If this is not what you intended please verify your election online.  Today is the last day to make any changes to your election to exchange all of your stock options and/or Stock Appreciation Rights (SARs) for Restricted Stock Units (RSUs) or Restricted Stock awards.  The election and withdrawal period will expire at 4:00 p.m. Eastern Time today.

For additional support in making your election online, or to verify your election, please call Fidelity at either 800-544-9354 (employees residing in the United States) or 800-544-0275 (employees residing in Canada).  When you call, please verify that you are speaking to a phone representative in the Stock Plan Services group.

All elections made by 4:00 p.m. Eastern Time today will be deemed final.

If you wish to make a change to your election please complete and sign the relevant form attached and return by fax ((813)-319-4881 – Attn: Aneta Booth) or email (aneta.booth@gerdau.com).  Note that forms that are received after the deadline will not be accepted; as such, if you wish to withdraw from the exchange offer and have not yet communicated this wish as of today, we recommend that you do not submit your withdrawal form by mail.

Participants who Elect to Exchange:

If you have exercised SARs or stock options during the election period, the number of RSUs or Restricted Stock awards you receive will be adjusted accordingly and your post-exercise SARs and stock options will be cancelled.

Participants who Decline (Withdraw from) the Exchange Offer:

If you decline (withdraw from) the exchange offer, all of your current SARs and stock options will remain unchanged.

Email #3: United States and Canadian Participants who have elected not to exchange

To participants in the Gerdau exchange offer,

This is a confirmation that, as of the close of business on Monday, November 18, you have elected not to exchange your current SARs and stock options for RSUs pursuant to the terms of the Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Restricted Stock Units (Active Employees in the United States), Restricted Stock (Active Employees in Canada) or ADSs (Retirees), as amended and supplemented.

If this is not what you intended please verify your election online.  Today is the last day to make any changes to your election to exchange all of your stock options and/or Stock Appreciation Rights (SARs) for Restricted Stock Units (RSUs) or Restricted Stock awards.  The election and withdrawal period will expire at 4:00 p.m. Eastern Time today.

For additional support in making your election online, or to verify your election, please call Fidelity at either 800-544-9354 (employees residing in the United States) or 800-544-0275 (employees residing in Canada).  When you call, please verify that you are speaking to a phone representative in the Stock Plan Services group.

All elections made by 4:00 p.m. Eastern Time today will be deemed final.

If you wish to make a change to your election please complete and sign the relevant form attached and return by fax ((813)-319-4881 – Attn: Aneta Booth) or email (aneta.booth@gerdau.com).  Note that forms that are received after the deadline will not be accepted; as such, if you wish to accept the exchange offer and have not yet communicated this wish as of today, we recommend that you do not submit your acceptance form by mail.

Participants who Elect to Exchange:

If you have exercised SARs or stock options during the election period, the number of RSUs or Restricted Stock awards you receive will be adjusted accordingly and your post-exercise SARs and stock options will be cancelled.

Participants who Decline the Exchange Offer:

If you decline the exchange offer, all of your current SARs and stock options will remain unchanged.